Exhibit 11

Loss per share of common stock

In February 1997, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS No. 128). Under FAS No. 128, basic and diluted earnings per hare are computed based on the weighted average number of shares of Common Stock outstanding as follows:

                                               Fiscal Year ended June 30,
                                                      1996 (a)
                                                 Net
                                               Income     Average
                                               (loss)     Shares       EPS
                                               (In 000's except share data)
     Basic EPS
     Loss before extraordinary item          $(60,259)    13,000    $(4.64)
     Extraordinary loss                           --         --        --
     Loss applicable to common shares         (60,259)    13,000     (4.64)
     Effect of Dilutive Securities               --         --        --
     Diluted EPS                             $(60,259)    13,000    $(4.64)


                                                Fiscal Year ended June 30,
                                                        1997 (a)
                                                 Net
                                               Income     Average
                                               (loss)     Shares      EPS
                                               (In 000's except share data)
     Basic EPS
     Loss before extraordinary item           $(6,189)    31,822    $(0.19)
     Extraordinary loss                          --         --        --
     Loss applicable to common shares         ((6,189)    31,822     (0.19)
     Effect of Dilutive Securities               --         --        --
     Diluted EPS                              $(6,189)    31,822    $(0.19)


                                                Fiscal Year ended June 30,
                                                     1998           .
                                                 Net
                                               Income     Average
                                               (loss)     Shares      EPS
                                               (In 000's except share data)
     Basic EPS
     Loss before extraordinary item          $(35,377)    31,998    $(1.11)
     Extraordinary loss                       (42,033)      --       (1.31)
     Loss applicable to common shares         (77,410)    31,998     (2.42)
     Effect of Dilutive Securities               --         --        --
     Diluted EPS                             $(77,410)    31,998    $(2.42)


         (a) The restatement of the Basic and Dilutive EPS for these periods resulted in no change to the amounts previously reported.